INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-32525, 33-62723 and 333-01557 on Form S-8 and Registration Statement No. 333-08563 on Form S-4 of our report dated October 15, 1998, incorporated by reference in the Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended August 31, 1998.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

November 30, 1998